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                                                                     EXHIBIT 4.4

                            DOLE FOOD COMPANY, INC.,

                                   as Issuer,

                                      and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   as Trustee
                                 ---------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 28, 2003

           Supplementing the Trust Indenture Dated as of July 15, 1993

                                ---------------

                       Providing, among other things, for

 the succession of Wells Fargo Bank, National Association to J.P. Morgan Trust
                  Company as Trustee under such Trust Indenture

                                       and

        Amendment to the terms of 7-7/8% Debentures due July 15, 2013 and
                          7-1/4% Senior Notes due 2009
         ---------------------------------------------------------------

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         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 28, 2003, between
DOLE FOOD COMPANY, INC., a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), having its principal office at One Dole Drive, Westlake Village, California 91362, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017, who is hereby appointed successor Trustee to J.P. Morgan Trust Company, National Association (formerly known as the Chase Manhattan Bank and Trust Company, National Association, and formerly known as Chemical Trust Company of California, the "Retiring Trustee") (said Wells Fargo Bank, National Association being hereinafter sometimes called the "New Trustee"), as Trustee under the Indenture, dated as of July 15, 1993 (the "Original Indenture"), which Original Indenture was executed and delivered by the Company to Chemical Trust Company of California, as Trustee, to secure the payment of senior debt securities issued or to be issued under and in accordance with the provisions of the Original Indenture, reference to which Original Indenture is hereby made, this instrument (hereinafter called the " Second Supplemental Indenture") being supplemental thereto;

         Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Indenture;

                                    RECITALS

         WHEREAS, the Company has heretofore executed and delivered to the Retiring Trustee the Original Indenture (together with the Officers' Certificate under Sections 102, 201, 301 and 303 of the Original Indenture, dated as of October 6, 1998 (the "1998 Officers' Certificate"), the Officers' Certificate under Section 201, 301 and 303 of the Original Indenture dated as of August 3, 1993 (the "1993 Officers' Certificate"), the First Supplemental Indenture, dated as of April 30, 2002 (the "First Supplemental Indenture") and this Second Supplemental Indenture, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities");

         WHEREAS, pursuant to the 1993 Officers' Certificate, the Company issued $225,000,000 aggregate principal amount of its 6-3/4% Notes due July 15, 2000 (the "2000 Notes") and $175,000,000 aggregate principal amount of its 7-7/8% Debentures due 2013 (the "2013 Notes");

         WHEREAS, pursuant to the 1998 Officers' Certificate, the Company issued $300,000,000 aggregate principal amount of its 6-3/8% Notes due 2005 (the "2005 Notes");

         WHEREAS, pursuant to the First Supplemental Indenture, the Company issued $400,000,000 aggregate principal amount of its 7-1/4% Senior Notes due 2009 (the "2009 Notes");

         WHEREAS, as of the date of this Second Supplemental Indenture, there are no outstanding 2000 Notes, $300,000,000 aggregate principal amount of 2005 Notes outstanding, $400,000,000 aggregate principal amount of 2009 Notes outstanding and $155,000,000 aggregate principal amount of 2013 Notes outstanding;

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         WHEREAS, as permitted by Section 610 of the Original Indenture, the
Company desires to remove the Retiring Trustee as Trustee under the Original Indenture and to appoint the New Trustee as successor Trustee under the Original Indenture, subject to the conditions of Article Six of the Original Indenture, effective as of the opening of business on March 28, 2003, and said New Trustee desires to accept such appointment, effective as of the opening of business on March 28, 2003, in each case, pursuant to this Second Supplemental Indenture;

         WHEREAS, pursuant to that certain Agreement of Removal, Appointment and Acceptance, dated as of March 28, 2003 (the "Removal Agreement"), the Company and the Retiring Trustee agreed to the removal of the Retiring Trustee as Trustee under the Original Indenture and the Company and the New Trustee agreed to the appointment of the New Trustee as Trustee under the Original Indenture;

         WHEREAS, pursuant to that certain Indenture, dated as of March 28, 2003 (the "New Senior Notes Indenture"), the Company is issuing $475,000,000 aggregate principal amount of its 8-7/8% Senior Notes due 2011 (the "New Senior Notes");

         WHEREAS, in connection with certain other transactions occurring on the date of this Second Supplemental Indenture, the Company has agreed to amend the terms of the Original Indenture governing the terms of the 2009 Notes and the 2013 Notes (collectively, the "Existing Notes") to add to the covenants of the Company under the Original Indenture, to increase the interest rates payable on such Existing Notes, to cause certain of its subsidiaries to guarantee the Existing Notes on a senior subordinated basis and to add additional Events of Default (as defined in the Original Indenture);

         WHEREAS, Section 301 of the Original Indenture provides for various matters with respect to any series of Securities issued under the Original Indenture to be established in an indenture supplemental to the Original Indenture;

         WHEREAS, Section 901 of the Original Indenture provides for the Company and the Trustee to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Securities of one or more series issued under the Original Indenture;

         WHEREAS, Section 901 of the Original Indenture provides that certain changes may be made to the Original Indenture with respect to any series of Securities issued under the Original Indenture without the consent of the holders of such Securities, including the addition of additional covenants of the Company and the increase of interest rates payable on such Securities for the benefit of the holders of any or all series of Securities issued under the Original Indenture;

         WHEREAS, Section 901 of the Original Indenture provides that certain changes may be made to the Original Indenture with respect to any series of Securities issued under the Original Indenture without the consent of the holders of such Securities, including the addition of additional Events of Default (as defined in the Original Indenture);

         WHEREAS, as permitted by Section 901 of the Original Indenture, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, has duly determined to make, execute and deliver to the New Trustee this

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Second Supplemental Indenture to the Original Indenture in order to add to the covenants of the Company for the benefit of the holders of the 2009 Notes and the 2013 Debentures;

         WHEREAS, as permitted by Section 901 of the Original Indenture, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Original Indenture in order to increase the interest rate payable on and after the date hereof with respect to the 2009 Notes from 7-1/4% per annum to 8.625% per annum and to increase the interest rate payable on and after the date hereof with respect to the 2013 Notes from 7-7/8% per annum to 8.75% per annum;

         WHEREAS, as permitted by Section 901 of the Original Indenture, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Original Indenture in order to provide for the guarantee of the 2009 Notes and the 2013 Debentures by certain of its domestic subsidiaries; and

         WHEREAS, as permitted by Section 901 of the Original Indenture, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Original Indenture in order to add additional Events of Default for the Existing Notes; and

         WHEREAS, the execution and delivery by the Company of this Second Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Board Resolutions.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That the Company, pursuant to the Removal Agreement and pursuant to
Section 610 of the Original Indenture, and by order of its Board of Directors, hereby removes the Retiring Trustee as Trustee under the Original Indenture (and will furnish to said Retiring Trustee a manually signed original of this Second Supplemental Indenture as an instrument of such removal) effective as of the opening of business on March 28, 2003;

         That, pursuant to Section 610 of the Original Indenture, and by order of its Board of Directors, the Company hereby appoints the New Trustee as successor Trustee under the Original Indenture, subject to the conditions of Article Six thereof, effective as of the opening of business on March 28, 2003;

         That the undersigned New Trustee hereby accepts its appointment by the Company as successor Trustee under the Original Indenture (and, pursuant to Section 611 of the Original Indenture, will furnish to said Retiring Trustee and the Company a manually signed original of this Second Supplemental Indenture as an instrument of such acceptance) effective as of the opening of business on March 28, 2003;

         That the Company will proceed with the delivery of the notice of the aforesaid removal and the notice of the aforesaid appointment, as required, by
Section 610 and in the manner

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prescribed by Section 106 of the Original Indenture, in substantially the form provided in Exhibit A attached hereto.

         The Company further covenants and agrees to and with the New Trustee and its successors in said trust under the Original Indenture, as follows:

                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 101 Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein. The definitions below shall only apply for the purposes of the new provisions added to the Indenture.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitutes all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

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                  "Asset Sale" means any direct or indirect sale, issuance,
                  conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that none of the following shall be considered an Asset Sale: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article Eight; (c) the grant of Liens not prohibited by this Indenture; (d) any Restricted Payment permitted by
                  Section 1012 or that constitutes a Permitted Investment; (e) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; and (f) disposals or replacements of obsolete, worn out, uneconomical or surplus property or equipment.

                  "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets (of a kind used or usable by the Company and its Restricted Subsidiaries in their business as it exists on the date thereof, or in businesses that are the same as such business of the Company and its Restricted Subsidiaries on the date thereof or similar or reasonably related thereto) between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

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                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                  "Capital Call Agreement" means the Capital Call Agreement to be dated on or about the Issue Date by and among David H. Murdock, individually, and as trustee for the David H. Murdock Living Trust, Holdings and Deutsche Bank AG New York Branch, as administrative agent.

                  "Capital Stock" means:

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

                  (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means:

                  (1) U.S. dollars, pounds sterling, Euros or, in the case of any Foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

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                  (2)      securities issued by, or unconditionally guaranteed
                  by, the United States Government, the governments of Canada, Japan, Sweden, Switzerland or the member states of the United Kingdom or the European Union or issued by any agency thereof and backed by the full faith and credit of the United States, Canada, Japan, Sweden, Switzerland or the member states of the United Kingdom or the European Union, in each case maturing within one year from the date of acquisition thereof;

                  (3) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

                  (4) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (5) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million or by a commercial bank organized under the laws of a country recognized by the United States which has a combined capital and surplus of not less than $250.0 million (or the foreign currency equivalent thereof); or money market funds sponsored by a registered broker dealer or mutual fund distributor;

                  (6)      eurodollar time deposits;

                  (7) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) or (2) above entered into with any bank meeting the qualifications specified in clause (5) above; and

                  (8) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) above;

                  provided that for purposes of the subordination provisions, the term "Cash Equivalents" shall not include obligations of the type referred to in clause (7).

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                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Permitted Holders;

                  (2) the approval by the holders of Capital Stock of the Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture);

                  (3) any Person or Group (other than the Permitted Holders and any entity formed by the Permitted Holders for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or Holdings; or

                  (4) the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of either the holders of a majority of the shares of Common Stock of Holdings (so long as the Permitted Holders hold a majority of the Common Stock of Holdings) or at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "Commodities Agreements" means commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect the Company or any Restricted Subsidiary of the Company against price fluctuations of commodities (e.g., fuel) used in their respective businesses.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's

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                  common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means Dole Food Company, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

                  (1)      Consolidated Net Income; and

                  (2) to the extent Consolidated Net Income has been reduced thereby:

                  (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

                  (b)      Consolidated Interest Expense; and

                  (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

                  all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital

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                  facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any Asset Sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such Asset Acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Company of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Indenture.

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                  If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

                  (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

                  (1) Consolidated Interest Expense (excluding the amortization or write-off of deferred financing costs); plus

                  (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

                  (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under

                  Interest Swap Obligations; (c) all capitalized interest; and
                  (d) the interest portion of any deferred payment obligation;
                  and

                  (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):

                  (1) after-tax gains and losses from Asset Sales (without regard to the $5.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

                  (2) after-tax items classified as extraordinary or nonrecurring gains and losses;

                  (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

                  (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, unless received;

                  (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

                  (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                  (7) income or loss attributable to discontinued operations; and

                  (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  Notwithstanding the foregoing, "Consolidated Net Income" shall be calculated without giving effect to:

                  (i) any premiums, fees or expenses incurred in connection with the transactions; and

                  (ii) the amortization, depreciation or non-cash charge of any amounts required or permitted by Statement of Financial Accounting Standards No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets," or any successor pronouncements of the Financial Accounting Standards Board or with respect to the impairment of the value of any long-lived assets.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereto is located at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Credit Agreement" means the Credit Agreement entered into on the Issue Date, among Holdings, the Company, Solvest Ltd., the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as administrative agent,

                  The Bank of Nova Scotia and Bank of America, N.A., as co-syndication agents, and Fleet National Bank and Societe Generale, as co-documentation agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale and other than an event of default as a result of the bankruptcy, insolvency or similar event of the issuer thereof contained in a security into which such Capital Stock is convertible or for which it is exchangeable), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale and other than an event of default as a result of the bankruptcy, insolvency or similar event of the issuer thereof contained in a security into which such Capital Stock is convertible or for which it is exchangeable), on or prior to the final maturity date of the 2009 Notes or the 2013 Notes, as applicable.

                  "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

                  "Equity Offering" means any public or private sale or issuance of Qualified Capital Stock of Holdings or the Company; provided that, in the event of an Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the Redemption Date) of the New Senior Notes to be redeemed pursuant to Section 3.8 of the New Senior Notes Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Existing Notes" means the Company's 8.625% Senior Notes due 2009 (the "2009 Notes") and the Company's 8.75% Debentures due 2013 (the "2013 Notes").

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "Final Memorandum" shall mean the Company's final offering memorandum dated March 17, 2003, whereby the Company offered $475,000,000 aggregate principal amount of its New Senior Notes.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                  "Guarantee" has the meaning set forth in Section 1601.

                  "Guarantor" means: (1) certain of the Company's Domestic Restricted Subsidiaries as of the Issue Date; and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

                  "Guarantor Designated Senior Debt" means (1) Indebtedness of a Guarantor under or in respect of the Credit Agreement and (2) any other Indebtedness of a Guarantor constituting Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $50.0 million and is specifically designated in the instrument evidencing such Guarantor Senior Debt as "Guarantor Designated Senior Debt" by the Company.

                  "Guarantor Senior Debt" means, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of, or guaranteed by, a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

                  (x) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit and bank guarantees, fees, expenses and indemnities (and guarantees thereof);

                  (y) all Interest Swap Obligations (and guarantees thereof); and

                  (z) all obligations under Currency Agreements (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

                  (1) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

                  (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

                  (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services; provided that obligations incurred pursuant to the Credit Agreement shall not be excluded pursuant to this clause
                  (3);

                  (4)      Indebtedness represented by Disqualified Capital
                  Stock;

                  (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

                  (6) that portion of any Indebtedness incurred in violation of Section 1014 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officer's certificate (and/or a representation or warranty) from the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such Section);

                  (7) with respect to any Guarantor, Indebtedness which, when incurred and without respect to any election under
                  Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor;

                  (8)      Guarantees or the guarantees of the New Senior Notes;
                  and

                  (9) with respect to any Guarantor, any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

                  "Holder" means a Person in whose name a Note is registered.

                  "Holdings" means DHM Holding Company, Inc., a Delaware corporation and the parent of the Company.

                  "Indebtedness" means with respect to any Person, without duplication:

                  (1)      all Obligations of such Person for borrowed money;

                  (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3)      all Capitalized Lease Obligations of such Person;

                  (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and payables under the Company's grower loans program in the ordinary course of business and consistent with past practice);

                  (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

                  (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

                  (8) all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

                  (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Financial Advisor" means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall also include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means March 28, 2003, the date of original issuance of the New Senior Notes.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

                  (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                  (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale or that is required, pursuant to an agreement or instrument existing on the Issue Date, to be repaid from the proceeds of such Asset Sale other than pursuant to this Indenture; and

                  (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "New Senior Notes" means the $475.0 million aggregate principal amount of the Company's 8-7/8% Senior Notes due 2011.

                  "New Senior Notes Indenture" means the Indenture, dated as of March 28, 2003, by and among the Company, the Guarantors and the Trustee relating to the New Senior Notes.

                  "Notes" means the Existing Notes and any other Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.

                  "Obligations" means all obligations for principal, premium, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 301 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Pari Passu Debt" means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Notes or such Guarantee, as applicable.

                  "Permitted Holders" means (i) David H. Murdock, his estate, spouse, heirs, ancestors, lineal descendants, legatees, legal representatives or the trustee of a bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors thereof and (ii) any entity controlled, directly or indirectly, by any Persons referred to in the preceding clause (i), whether through the ownership of voting securities, by contract or otherwise.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (1) Indebtedness under the New Senior Notes or the exchange notes issued in exchange for the New Senior Notes pursuant to a registration statement in an aggregate principal amount not to exceed $475.0 million and the Guarantees thereof;

                  (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $1,125.0 million less the amount of all repayments of terms loans and permanent commitment reductions in the revolving credit portion of the Credit Agreement actually made with Net Cash Proceeds of Asset Sales applied thereto as required by Section 1015;

                  (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (including any "put" or similar rights of minority holders of Restricted Subsidiaries in existence as of the Issue Date) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

                  (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on their outstanding Indebtedness to the extent the notional principal amount of any such Interest Swap Obligation does not, at the time of the initial incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (5) (A) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (B) Indebtedness under Commodities Agreements;

                  (6) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

                  (7) (A) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and
                  (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company and (B) Indebtedness of the Company or any of its Restricted Subsidiaries to Saba Trading AB or any other Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary of the Company in the ordinary course of business consistent with past practice;

                  (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

                  (9) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, completion or performance guarantees or standby letters of credit issued for the purpose of supporting such obligations and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

                  (10) Indebtedness represented by Capitalized Lease Obligations, mortgage financings and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $25.0 million at any one time outstanding;

                  (11)     Refinancing Indebtedness;

                  (12) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

                  (13) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets or the Capital Stock of Subsidiaries;

                  (14) guarantees furnished by the Company or its Restricted Subsidiaries in the ordinary course of business of Indebtedness of another Person in an aggregate amount not to exceed $25.0 million at any one time outstanding;

                  (15) Indebtedness incurred under commercial letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness), provided that any drawing under any such letter of credit is reimbursed in full within seven days;

                  (16) Indebtedness of the Company or any of its Restricted Subsidiaries relating to any "earn-out" obligations payable in connection with any acquisition made by the Company or any Restricted Subsidiary not prohibited by this Indenture;

                  (17) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

                  (18) Indebtedness of Foreign Restricted Subsidiaries (and any guarantee thereof by the Company) incurred in connection with grower loan programs in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

                  (19) without duplication, Indebtedness of the Company or any of its Restricted Subsidiaries under letters of credit and bank guarantees required by governmental laws, orders and regulations which letters of credit will be backstopped by letters of credit under the Credit Agreement;

                  (20) Indebtedness of the Company or any of its Restricted Subsidiaries incurred in connection with vehicle inventory loans in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

                  (21) Indebtedness of the Company and its Restricted Subsidiaries representing Obligations in existence on the Issue Date that become Indebtedness after the Issue Date as a result of the implementation of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities"; and

                  (22) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $35.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

                  For purposes of determining compliance with Section 1014, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (22) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 1014 hereof, the Company shall, in its sole discretion, classify (or from time to time may reclassify) such item of Indebtedness in any manner that complies with this definition and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, accretion or amortization of original issue discount, a change in the amount of Indebtedness due solely to fluctuations in the exchange rates of currencies, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 1014 hereof.

                  "Permitted Investments" means:

                  (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

                  (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness (other than Indebtedness to Saba Trading AB or any other Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary of the Company in the ordinary course of business consistent with past practice) evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

                  (3)      Investments in cash and Cash Equivalents;

                  (4) loans to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

                  (5) Obligations under Currency Agreements, Interest Swap Obligations and Commodities Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and not for speculative purposes and otherwise in compliance with this Indenture;

                  (6) additional Investments not to exceed $50.0 million at any one time outstanding;

                  (7) Investments in securities of trade creditors, licensors, licensees or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

                  (8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 1015, whether or not such consideration is equal to or greater than $5.0 million;

                  (9) Investments represented by guarantees that are otherwise permitted under this Indenture;

                  (10) Investments the payment for which is Qualified Capital Stock of the Company;

                  (11) Investments resulting from the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 1008;

                  (12) Investments by the Company or any Restricted Subsidiary in connection with grower loan programs in an amount not to exceed $75.0 million at any one time outstanding;

                  (13) Investments arising as a result of the exercise of any "put" or similar rights of minority holders of Restricted Subsidiaries or

                  "call" or similar rights of the Company in existence as of the Issue Date; and

                  (14) advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes.

                  "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or any entity similar to any of the foregoing organized under the laws of other countries, or a governmental agency or political subdivision thereof.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Purchase Date" means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

                  "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest thereon to the Purchase Date, unless otherwise specifically provided.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of' accrued and unpaid interest thereon to the Redemption Date, unless otherwise specifically provided.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 1014 (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9),
                  (10), (12), (13) through (20) and (22) of the definition of "Permitted Indebtedness"), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing above the sum of (i) the aggregate principal amount of such Indebtedness, plus (ii) the accrued interest on and the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness, plus (iii) the amount of reasonable expenses incurred by the Company in connection with such Refinancing; or

                  (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

                  provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or the Guarantees, then such Refinancing Indebtedness shall be subordinate to the Notes or the Guarantees, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Guarantor Designated

                  Senior Debt; provided that if, and for so long as, any Guarantor Designated Senior Debt lacks such a representative, then the Representative for such Guarantor Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Guarantor Designated Senior Debt.

                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

                  "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

                  "Subsidiary", with respect to any Person, means:

                  (1) any corporation, association or other business entity of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, managers or trustees of such corporation, association or other business entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person and its Subsidiaries; or

                  (2) any partnership (a) the sole general partner or the managing partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person and its Subsidiaries.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" of any Person means:

                  (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

                  (1) the Company certifies to the Trustee that such designation complies with Section 1012 hereof; and

                  (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                  For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 1012 hereof, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 1012 hereof.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

                  (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 1014(a) hereof; and

                  (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person."

         Section 102 Section References. Each reference to a particular section set forth in this Second Supplemental Indenture shall, unless the context otherwise requires, refer to this Second Supplemental Indenture.

                                  ARTICLE TWO
                           INCREASE IN INTEREST RATES

         Section 201 Modification of 2009 Notes. Pursuant to Section 901 of the Original Indenture, the following amendment to the terms of the Indenture will be effective solely with respect to the 2009 Notes:

                  (a) The following clause is added to the first sentence of Section 204 of the First Supplemental Indenture after the words "provided that":

                  "from and after March 28, 2003, interest shall accrue and shall be paid at the rate of 8.625% per annum; provided further that"

         Section 202 Modification of 2013 Notes. Pursuant to Section 901 of the Original Indenture, the following amendment to the terms of the Indenture will be effective solely with respect to the 2013 Debentures:

                  (a) The following clause is added to the first sentence of Section 5 of the 1993 Officers' Certificate after the word "respectively":

                  ";provided that from and after March 28, 2003, interest on the Debentures shall accrue and be paid at the rate of 8.75% per annum."

                                 ARTICLE THREE
                                   AMENDMENT

         Section 301 Amendments. Pursuant to Section 901 of the Original Indenture, the following amendments to the Original Indenture will be effective solely with respect to the 2009 Notes and the 2013 Debentures:

                  (a) The following Section 114 is added to Article One of the Original Indenture, after Section 113 thereof:

                  "It is the intention of the Company that the provisions hereof shall be consistent with the provisions of the New Senior Notes Indenture. Notwithstanding anything to the contrary contained herein, this Indenture shall not confer any greater right or benefit upon the holders of the Existing Notes than the rights and benefits conferred upon the holders of the New Senior Notes pursuant to the New Senior Notes Indenture."

                  (b) The following is added to clause (1) of Section 501 of the Original Indenture, after the words "period of 30 days" therein:

                  "(whether or not such payment shall be prohibited by Article Fifteen of this Indenture)"

                  (c) The following is added to clause (2) of Section 501 of the Original Indenture, after the words "at its Maturity" therein:

                  "upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Fifteen of this Indenture)"

                  (d) The words "60 days" in clause (4) of Section 501 of the Original Indenture are deleted and replaced with the words "45 days".

                  (e) The following is added to clause (4) of Section 501 of the Original Indenture, after the words "such notice is a "Notice of Default" hereunder" therein:

                  "(except in the case of a default with respect to Section 801 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement)"

                  (f) The following is added to clause (7) of Section 501 of the Original Indenture, after the words "the commencement by the Company" therein:

                  "or any Significant Subsidiary"

                  (g) The following clauses are added to Section 501 of the Original Indenture, after clause (7) thereof:

                  "(8)     the failure to pay at final maturity (giving effect
                  to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $25.0 million or more at any time; provided that if such failure to pay shall be remedied, waived or extended within 30 days of receipt by the Company or such Restricted Subsidiary of notice of such acceleration, then any Default or Event of Default hereunder shall be deemed likewise to be remedied, waived or extended without further action by the Company; or

                  (9) one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; provided, however, that the rendering of any such judgment(s) shall not be an Event of Default under this clause (9) unless (i) the Company and its Restricted Subsidiaries which are subject to the order, as of the date of the issuance of such judgment(s), have at least $25.0 million in net assets located in such court's jurisdiction or (ii) a final and non-appealable order enforcing such judgment(s) is entered by a court of competent jurisdiction in a jurisdiction where the Company and its Restricted Subsidiaries subject to the order, as of the date of the entry of such order of enforcement, have at least $25.0 million in net assets located in such jurisdiction; or

                  (10) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture)."

                  (h) The following is added to clause (4) of Section 501 of the Original Indenture, after the words "such notice is a "Notice of Default" hereunder" therein:

                  "(except in the case of a default with respect to Section 801 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement)"

                  (i)      The following is added to the first paragraph of
Section 801 of the Original Indenture, after the words "The Company shall not" therein:

                  ", in a single transaction or series of related transactions,"

                  (j)      The following is added to the first paragraph of
Section 801 of the Original Indenture, after the words "convey, transfer or lease" therein:

                  "or sell or assign or otherwise dispose of (or cause or permit and Restricted Subsidiary of the Company to sell, assign, transfer, lease convey or otherwise dispose of)"

                  (k) The following is added to clause (1) of Section 801 of the Original Indenture, before the words "in case the Company shall consolidate" therein:

                  "either (A) the Company shall be the surviving or continuing corporation or (B)"

                  (l) The following is added to clause (1) of Section 801 of the Original Indenture, after the words "or the person which acquires by" therein:

                  "sale, assignment"

                  (m) The following is added to clause (1) of Section 801 of the Original Indenture, after the words "or which leases" therein:

                  "or disposes of in another manner"

                  (n) The following is added as a new clause (2) to Section 801 of the Original Indenture, and the current clauses (2), (3) and (4) are renumbered (3), (4) and (5), respectively:

                  "(2)     immediately after giving effect to such transaction
                  and the assumption contemplated by clause (1) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such surviving entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (a) of Section 1014 hereof;"

                  (o) The following is added to clause (2) of Section 801 of the Original Indenture (which pursuant hereto has been renumbered clause
(3)), after the words "at the time of such transaction" therein:

                  "and any Lien granted in connection with or in respect of the transaction"

                  (p) The following is added to clause (4) of Section 801 of the Original Indenture (which pursuant hereto has been renumbered clause
(5)), after the words "transfer or lease" therein:

                  ", sale, assignment or other disposition"

                  (q) The following is added to the end of Section 801 of the Original Indenture, after clause (4) thereof (which pursuant hereto has been renumbered clause (5)):

                  "For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Notwithstanding clauses (1), (2) and (3) of the first paragraph of this Section 801, the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.

                  Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 1015 hereof) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

                           (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                           (2)      such entity assumes by supplemental
                  indenture all of the obligations of the Guarantor on the Guarantee and this Indenture;

                           (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                           (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this Section 801.

                  Any merger or consolidation of a Restricted Subsidiary with and into the Company (with the Company being the Surviving Entity) or another Guarantor need only comply with clause (5) of the first paragraph, or clause (1) of the fifth paragraph, as the case may be, of this Section 801."

                  (r) The following is added to Section 802 of the Original Indenture, in place of the first occurrence of the words "transfer or lease" therein:

                  "transfer, sale, lease, conveyance or other disposition"

                  (s) The following is added to Section 802 of the Original Indenture, in place of the words ", except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and the Coupons" therein:

                  ";provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal, Purchase Price or Redemption Price of or interest, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 801 hereof."

                  (t) The following is added to the end of the first paragraph of Section 902 and the word "or" at the end of Section 902(3) is deleted:

                  "(4)     between the date on which a Change of Control or an
                  Asset Sale giving rise to the Company's obligation to make a Net Proceeds Offer occurs and the date on which the payments are made with respect to the related Change of Control Offer or Net Proceeds Offer, as the case may be, amend, change or modify in any material respect (A) the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to Asset Sales that have been consummated or (B) any of the provisions or definitions with respect thereto;

                  (5) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or subordination of any Guarantee in a manner which adversely affects the Holders in any material respect; or

                  (6) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  Notwithstanding anything in this Indenture to the contrary, any amendment to or waiver of Section 1026 hereof or of the related terms of the Capital Call Agreement (to the extent required pursuant to Section 14 thereof) shall require the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Existing Notes and New Senior Notes, voting as a single class."

                  (u) The following section is added as a new paragraph to the end of Section 1004 of the Original Indenture:

                  "So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 1010 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Ten or Article Eight hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation."

                  (v) The following sections are added to Article Ten of the Original Indenture, after Section 1009:

                  "Section 1010.   Reports. Whether or not required by the rules
                  and regulations of the Commission, so long as any Notes are outstanding, the Company will deliver to each Holder, within the time periods specified in the Commission's rule and regulations:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations") and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

                  In addition, following the consummation of the exchange offer of the New Senior Notes pursuant to a registration statement contemplated by the Registration Rights Agreement (as defined in the New Senior Notes Indenture), whether or not required by the rules and regulations of the Commission, the Company will file electronically via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system maintained by the Commission a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Section 1011. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

                  Section 1012. Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

                  (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled redemption or repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than intercompany Indebtedness among the Company and/or the Guarantors which Indebtedness was permitted to be incurred pursuant to clause
                  (6) or (7) of the definition of "Permitted Indebtedness"); or

                  (4)      make any Investment (other than Permitted
                  Investments)

                  (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment") if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default or an Event of Default shall have occurred and be continuing; or

                  (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (a) of Section 1014 hereof; or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

                  (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period commencing on and including March 23, 2003 and ending on the last day of the most recent fiscal quarter for which financial information is available to the Company (treating such period as a single accounting period); plus

                  (w) 100% of the aggregate net cash proceeds and the fair market value (as determined in good faith by the Board of Directors of the Company) of any asset or property other than cash received by the Company from any Person (other than a Subsidiary of the Company) as a contribution to capital or from the issuance and sale subsequent to the Issue Date and on or prior to the date such Restricted Payment is made of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchanged for, Qualified Capital Stock until such debt security has been converted into, or exchanged for, Qualified Capital Stock); plus

                  (x)      without duplication of any amounts included in clause
                  (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company subsequent to the Issue Date and on or prior to the date such Restricted Payment is made from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(w) and (x), any net cash proceeds from an Equity Offering to the extent used to redeem the New Senior Notes); plus

                  (y)      without duplication, the sum of:

                  (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                  (2) the net cash proceeds and the fair market value (as determined in good faith by the Board of Directors of the Company) of any asset or property other than cash received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                  (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

                  provided, however, that the amounts included in clauses (1),
                  (2) and (3) above shall not be included in "Consolidated Net Income" for purposes of clause (iii)(v) above; plus

                  (z)      $35.0 million.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                           (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                           (2) the acquisition of any shares of Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

                           (3) the repurchase, redemption or other payment or an acquisition of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company for cash or (b) Refinancing Indebtedness;

                           (4) so long as no Default or Event of Default shall have occurred and be continuing, dividends or distributions to Holdings to permit it to repurchase Common Stock of Holdings or purchases by the Company of Common Stock of Holdings from employees of Holdings or the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $2.0 million in any calendar year;

                           (5) loans, advances, dividends or distributions by the Company to Holdings not to exceed an amount necessary to permit Holdings to pay any costs (including, without limitation, all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws in connection with the Credit Agreement or any other agreement or instrument relating to Indebtedness of Holdings, the Company or any Restricted Subsidiary, or otherwise incurred in connection with compliance with applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder and, for so long as Holdings' primary business is to hold the Capital Stock of the Company, all other costs incurred by Holdings relating to Holdings' ownership of the Capital Stock of the Company;

                           (6)      payments by the Company to Holdings to pay
                  (x) any taxes, charges or assessments (other than federal, state and local income taxes and withholding imposed on payments made by Holdings) required to be paid by Holdings by virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock or other equity interests of any corporation other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or receiving actual or, in the case of Subsidiaries of the Company, deemed dividends from or other distributions in respect of the stock of the Company or any of its Subsidiaries, or having guaranteed any obligations of the Company or any Subsidiary, or having made any payment in respect of any of the items for which the Company is permitted to make payments to Holdings pursuant to this covenant or (y) any other federal, state, foreign, provincial or local taxes for which Holdings is liable up to an amount not to exceed with respect to any such taxes the total amount of such taxes which the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group of which it were a member;

                           (7) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Company pursuant to provisions requiring the Company to offer to purchase, redeem, defease or otherwise acquire or retire for value such Subordinated Indebtedness upon the occurrence of a "change of control" as defined in the agreements or instruments governing such Subordinated Indebtedness; provided, however, that the Company has made a Change of Control Offer and has purchased all Notes tendered in connection with such Change of Control Offer;

                           (8) repurchase of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of those options;

                           (9) payments to the Dole Food Company Inc. Excess Savings Plan or any trust established with respect to the Dole Food Company Inc. Excess Savings Plan; and

                           (10) payments made to the holders of Capital Stock in any Person that is merged or consolidated with or into the

                  Company or any Restricted Subsidiary pursuant to any merger, consolidation or sale of assets effected in accordance with
                  Section 801 hereof; provided, however, that no such payment may be made pursuant to this clause (10) unless, after giving pro forma effect to such transaction, and the incurrence of any Indebtedness in connection with such transaction and the use of the proceeds from such transaction, the Company would be able to incur $1.00 of additional Indebtedness under paragraph (a) of Section 1014 hereof.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause
                  (iii) of the second preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a) and (4) of the immediately preceding paragraph shall be included in such calculation.

                  Section 1013. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

                  (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (2) make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

                  (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

                  except in each case for such encumbrances or restrictions existing under or by reason of:

                  (a)      applicable law or any rule, regulation or order;

                  (b) the New Senior Notes Indenture, this Indenture, the New Senior Notes and the related guarantees, and the Existing Notes and Guarantees;

                  (c) customary non-assignment provisions or restrictions on cash or other deposits and net worth covenants contained in any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

                  (d) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (e) agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date, including this Indenture;

                  (f)      the Credit Agreement;

                  (g) an agreement governing Guarantor Senior Debt permitted to be incurred under this Indenture (other than Guarantor Senior Debt under, or with respect to, the Credit Agreement); provided that, with respect to any agreement governing such Guarantor Senior Debt, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Issue Date;

                  (h) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

                  (i) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

                  (j) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

                  (k) other Indebtedness of Restricted Subsidiaries that are not Guarantors permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 1014 hereof; provided, however, that the Board of Directors of the Company determines in good faith at the time such dividend and other payment restrictions are created that such dividend and other payment restrictions do not materially adversely affect the Company's ability to pay principal of, and interest on, the Notes;

                  (l) purchase money obligations (including any Capitalized Lease Obligations) relating to property acquired in the ordinary course of business;

                  (m) Liens securing Indebtedness otherwise permitted to be incurred under Section 1008 hereof (including clauses (1) through (10) of Section 1008 hereof) that limit the right of the debtor to dispose of the assets subject to such Liens; and

                  (n) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (g) through (m) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not in the aggregate materially less favorable to the Company as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (g) through (m).

                  Section 1014. Limitation on Incurrence of Additional Indebtedness.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

                  (b) Notwithstanding the preceding paragraph, the Company will not incur any Indebtedness if such Indebtedness is by its terms subordinate or junior in right of payment to any other Indebtedness of the Company, unless such Indebtedness is also by its terms made subordinate or junior in right of payment to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company.

                  Section 1015. Limitation on Asset Sales. (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

                  (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents or Replacement Assets and shall be received at the time of such disposition; provided that:

                  (a) the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets, and

                  (b) the fair market value of any securities or other assets received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash within 180 days after such Asset Sale, shall be deemed to be cash for purposes of this provision; and

                  (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof (provided that if the Company or such Restricted Subsidiary, as the case may be, has entered into an agreement in definitive form to so apply such Net Cash Proceeds, the transaction contemplated by such agreement must be consummated within the later of such 365 day period and 120 days from the date of the execution of such agreement) either:

                  (a) to repay any Obligations under the Credit Agreement or any Guarantor Senior Debt and, in the case of any such Indebtedness under a revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

                  (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); and/or

                  (c) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

                  (B) Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility, if any. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of paragraph (A) above or, in the event that a definitive agreement has been entered into prior to such 366th day pursuant to which the Net Cash Proceeds are to be applied, on the later of the 366th day and the 121st day after the execution of such agreement (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
                  (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and, to the extent required by the terms of any Pari Passu Debt, an offer to purchase to all holders of such Pari Passu Debt, on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Debt) on a pro rata basis, that amount of Notes (and Pari Passu Debt) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Debt) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

                  (C) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this
                  Section 1015.

                  (D) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $15.0 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this Section 1015).

                  (E) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 801, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for the purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 1015.

                  (F) If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use such Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture without regard to this Section 1015. Upon completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset to zero.

                  (G) In the event the Company or any of its Restricted Subsidiaries consummate a single Asset Sale for which the Company or its Restricted Subsidiaries receive aggregate consideration at the time of such Asset Sale in excess of $100.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Asset Sale to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (H)      Notwithstanding paragraphs (A) and (B) of this
                  Section 1015, the Company and its Restricted Subsidiaries will be permitted to enter into and consummate an Asset Swap without complying with such paragraphs to the extent that:

                           (1) at the time of entering into such Asset Swap or immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, and

                           (2) in the event that such Asset Swap involves an aggregate amount in excess of $10.0 million, a majority of the members of the Board of Directors of the Company shall have approved the terms of such Asset Swap and determined that the consideration received in such Asset Swap is at least equal to the fair market value of the assets disposed of in such Asset Swap.

                  (I) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1015, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1015 by virtue thereof.

                  Section 1016. Limitations on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the third paragraph below or (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments with a fair market value in excess of $7.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $20.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  The restrictions set forth in this Section 1016 shall not apply to:

                  (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

                  (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

                  (3) any agreement, or any arrangement the terms of which have been disclosed prior to the Issue Date in the Final Memorandum, as in effect as of the Issue Date or any amendment or replacement agreement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement agreement thereto) so long as any such amendment or replacement agreement taken as a whole is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

                  (4)      payments and Investments permitted by this Indenture;

                  (5) the payment of fees and expenses incurred in connection with the consummation of the transactions being consummated on the Issue Date;

                  (6) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise (other than issuances, payments, awards or grants to David H. Murdock) pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans approved by the applicable Board of Directors;

                  (7) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries consistent with the past practice;

                  (8) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture;

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

                  (9) any transaction on arm's-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction;

                  (10) purchases and sales of product and raw materials, insurance arrangements and payments, all of the foregoing in the ordinary course of business consistent with past practice or as may be necessary to accommodate legal, regulatory or other changes in the business of the Company and its Restricted Subsidiaries;

                  (11) employment agreements and similar arrangements with employees and independent contractors other than David H. Murdock;

                  (12)     the issuance and sale of Qualified Capital Stock; and

                  (13) payments made pursuant to the following conditions: if the Company is to file consolidated federal income tax returns with Holdings or combined or unitary state income tax returns with Holdings, the Company may enter into a tax sharing agreement with Holdings and may pay to Holdings amounts when due and payable pursuant to such tax sharing agreement in respect of amounts of tax due with respect to such consolidated, combined or unitary returns and any additional taxes due from time to time as a result of any audit thereof, as the case may be, in each case in an amount not to exceed the amount of tax that the Company would have been obligated to pay to the appropriate taxing authority if the Company and its Subsidiaries had filed a hypothetical separate consolidated, combined or unitary return for the then current year and all prior years ending after the Issue Date.

                  Section 1017. Continued Existence. Subject to Article Eight hereof, each of the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company or such Guarantor and (ii) the material rights (charter and statutory), licenses and franchises of the Company or such Guarantor, except to the extent that the applicable Board of Directors determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Company or such Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  Section 1018. Insurance Matters. The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                  Section 1019. Offer to Repurchase upon Change of Control. Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in Article Eleven hereof and shall include all instructions and materials necessary to enable Holders to tender their Notes.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1019, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1019 by virtue hereof.

                  Section 1020. Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions,

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

                  any property to any Domestic Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary and that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary, in either case, after giving effect to such transfer or other such event, having total assets with a book value in excess of $2.5 million, then such transferee or acquired or other Restricted Subsidiary shall, within 15 Business Days of such organization, acquisition or investment:

                  (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee on a senior subordinated basis all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture (provided that such Guarantee shall be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law); and

                  (2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

                  Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture (until released from its Guarantee in accordance with the terms of this Indenture).

                  Section 1021. Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are currently engaged on the Issue Date or which are contemplated in the Final Memorandum except to such extent as is not material to the Company and its Restricted Subsidiaries taken as a whole, or with respect to businesses acquired by the Company or its Restricted Subsidiaries that are intended to be disposed of within a reasonable time after the acquisition thereof.

                  Section 1022. Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  Section 1023. Limitation on Issuance of Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

                  Section 1024. Prohibition on Incurrence of Senior Subordinated Guarantees. The Company will not permit any Restricted Subsidiary that is a Guarantor to incur or suffer to exist Indebtedness that is senior in right of payment to such Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of such Guarantor.

                  Section 1025. Limitation of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than: (1) Indebtedness or other obligations under the Credit Agreement;
                  (2) Permitted Indebtedness of a Restricted Subsidiary of the Company; (3) Indebtedness under Currency Agreements in reliance on clause (5) of the definition of Permitted Indebtedness; or (4) Interest Swap Obligations incurred in reliance on clause (4) of the definition of Permitted Indebtedness), unless, in any such case, such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a senior subordinated guarantee of payment of the Notes by such Restricted Subsidiary. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to this paragraph; if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted

                  Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

                  Section 1026. Capital Call Agreement. The Company shall have received the net cash proceeds from the equity contribution or purchase of its Capital Stock, as the case may be, to the extent required by, and upon the terms of, Section 2 (only to the extent such Section relates to the consolidated leverage ratio (as defined therein) requirement with respect to the four full fiscal quarter period commencing on March 23,
                  2003) of the Capital Call Agreement as in effect on the Issue Date and shall use such net cash proceeds to repay Indebtedness and/or purchase subordinated participations in obligations under the Credit Agreement, in each case, in compliance with the Capital Call Agreement as in effect on the Issue Date."

                  (w) The following paragraph is added to Section 1102 of the Original Indenture, at the end of such section:

                  "If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.15 or 4.19 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Net Proceeds Offer or a Change of Control Offer, as the case may be, and (b) the conditions set forth in Section 4.15 or 4.19 hereof, as the case may be, have been satisfied."

                  (x) The following Articles Fifteen and Sixteen are added to the Original Indenture, after Article Fourteen thereof:

                  "ARTICLE FIFTEEN.  SUBORDINATION OF THE GUARANTEES

                  Section 1501. Guarantees Subordinated to Guarantor Senior Debt. Anything herein to the contrary notwithstanding, each of the Company and the Guarantors, for itself and its successors, and each Holder, by his or her acceptance of Guarantees, agrees that the payment by the Guarantors of all Obligations with respect to the Guarantees is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Guarantor Senior Debt (including all Obligations with respect to the Credit Agreement). Notwithstanding the foregoing, payments and distributions made relating to the Guarantees pursuant to the trust described under Article Thirteen hereof shall not be so subordinated in right of payment so long as the payments into the trust were made in accordance with the requirements described under Article Thirteen hereof and did not violate the subordination provisions when they were made.

                  This Article Fifteen shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Each such holder shall be deemed to have acquired such Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Article Fifteen.

                  Section 1502. Suspension of Payment When Guarantor Senior Debt Is in Default. (a) Unless Section 1503 shall be applicable, if any default occurs and is continuing in the payment when due (and such default has not been cured or waived), whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium (if any) or interest on, unpaid drawings for letters of credit issued in respect of, unreimbursed payments with respect to bank guarantees issued in respect of or regularly accruing fees with respect to, any Guarantor Senior Debt (a "Payment Default"), then no payment or distribution of any kind or character shall be made by or on behalf of any Guarantor or any other Person on its or their behalf with respect to any Obligations on or relating to the Guarantees or to acquire any Notes for cash or property or otherwise.

                  (b) Unless Section 1503 shall be applicable, if any other event of default (other than a Payment Default) occurs and is continuing with respect to any Guarantor Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Guarantor Designated Senior Debt) permitting the holders of such Guarantor Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-payment Default") and if the Representative for the respective issue of Guarantor Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or a Responsible

                  Officer of the Trustee receives at the Corporate Trust Office of the Trustee written notice thereof from the Representative for the respective issue of Guarantor Designated Senior Debt terminating the Payment Blockage Period, during the 180 days after the delivery of such Payment Blockage Notice (the "Payment Blockage Period"), neither any Guarantor nor any other Person on its behalf shall (x) make any payment or distribution of any kind or character with respect to any Obligations on or with respect to the Guarantees or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) no new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. For all purposes of this Section 1502(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Guarantor Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Guarantor Designated Senior Debt whether or not within a period of 360 days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this
                  Section 1502, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such in-formation is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

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

                  If payment of the Notes and Guarantees is accelerated because of an Event of Default, the Guarantors or the Trustee shall promptly notify the holders of the Guarantor Senior Debt or the Representative of such holders of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions contained herein. If any Guarantor Senior Debt is outstanding, such acceleration will not be effective until the time specified in
                  Section 502.

                  Nothing contained in this Article Fifteen shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to
                  Section 502 or to pursue any rights or remedies hereunder (subject, however, to the rights, if any, under this Article Fifteen, of the holders of Guarantor Senior Debt in respect of cash or other property of a Guarantor received upon the exercise of any such remedy); provided that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on, or with respect to, the Guarantees.

                  Section 1503. Guarantees Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of the Guarantors. (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Guarantor Senior Debt, whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Guarantees, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution,

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

                  or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

                  (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of any Guarantor's obligation to make any distribution or payment pursuant to any Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Fifteen, with any turnover of payments as otherwise calculated pursuant to this Article Fifteen to be made as if no such diminution had occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 1503, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

                  (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Eight hereof and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1503 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Guarantor's obligations hereunder in accordance with Article Eight hereof.

                  Section 1504. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Fifteen or elsewhere in this Indenture shall prevent (i) the Guarantors, except under the conditions described in Sections 1502 and 1503, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by a Responsible Officer of the Trustee that a given payment would be prohibited by Section 1502 or 1503, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer shall have actually received the written notice provided for in the first sentence of
                  Section 1502(b) or in Section 1507 or in the last sentence of this Section 1504 (provided that, notwithstanding the foregoing, the subordination of the Guarantees to Guarantor Senior Debt shall not be affected and the Holders receiving any payments made in contravention of Section 1502 and/or 1503 (and the respective such payments) shall otherwise be subject to the provisions of this Article Fifteen). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

                  Section 1505. Holders To Be Subrogated to Rights of Holders of Guarantor Senior Debt. Subject to the payment in full in cash or

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

                  Cash Equivalents of all Guarantor Senior Debt, the Holders of the Guarantees shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of any Guarantor applicable to the Guarantor Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt by or on behalf of any Guarantor, or by or on behalf of the Holders by virtue of this Article Fifteen, which otherwise would have been made to the Holders shall, as between any Guarantor and the Holders, be deemed to be a payment by any Guarantor to or on account of the Guarantor Senior Debt, it being understood that the provisions of this Article Fifteen are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

                  Section 1506. Obligations of Guarantors Unconditional. Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among the Guarantors, its creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Guarantee or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

                  Section 1507. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Fifteen, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Fifteen or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee notice in writing from the Company or from a

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

                  holder of Guarantor Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume that no such facts exist (provided that, notwithstanding the foregoing, the Holders of the Guarantees receiving any payments made in contravention of
                  Section 1502 and/or 1503 hereof (and the respective such payments) shall otherwise be subject to the provisions of this Article Fifteen). The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 1507 to establish that such notice has been given by a holder of Guarantor Senior Debt (or a Representative thereof).

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 1508. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of any Guarantor referred to in this Article Fifteen, the Trustee, subject to the provisions of Article Six hereof, and the Holders of the Guarantees shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Guarantees, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

                  Section 1509. Trustee's Relation to Guarantor Senior Debt. The Trustee and any agent of the Guarantors or the Trustee shall be entitled to all the rights set forth in this Article Fifteen with respect to any Guarantor Senior Debt which may at any time be held by it

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

                  in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

                  Section 1510. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt. No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantors or by any act or failure to act by any such holder, or by any noncompliance by the Guarantors with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Guarantees, without incurring responsibility to the Trustee or the Holders of the Guarantees and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the Holders of the Guarantees to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or other-wise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

                  Section 1511. Securityholders Authorize Trustee To Effectuate Subordination of Guarantees. Each Holder of Guarantees by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders of Guarantees, the subordination provided in this Article Fifteen, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its Guarantees and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantees. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantees or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

                  Section 1512. This Article Fifteen Not To Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Fifteen will not be construed as preventing the occurrence of an Event of Default.

                  Section 1513. Trustee's Compensation Not Prejudiced. Nothing in this Article Fifteen will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                  ARTICLE SIXTEEN.  GUARANTEE

                  Section 1601. Unconditional Guarantee. Each Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a "Guarantee"), on a senior subordinated basis jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 1603. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. The obligations of each Guarantor to the Holders of the Guarantees and to the Trustee pursuant to the Guarantee of such Guarantor and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article Fifteen hereof.

                  Section 1602. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 1603. Limitation of Guarantor's Liability. Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, all Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

                  Section 1604. Release of Guarantor. (a) The Guarantee of a Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the Notes: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation), if the Company applies the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; (2) in the event all of the Capital Stock of a Guarantor is sold by the Company in compliance with clauses (1) and (2) of Section 1015(A) hereof, if the Company applies the Net Cash Proceeds of that sale in accordance with the applicable provisions of this Indenture;
                  (3) if the Company designates a Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (4) upon the payment in full of the Notes.

                  In addition, concurrently with any Legal Defeasance or Covenant Defeasance, the Guarantors shall be released from all of their Obligations under their respective applicable Guarantees.

                  (b) The Trustee shall deliver an appropriate instrument evidencing such re-lease upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 1604.

                  Section 1605. Immediate Payment. Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations due and owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

                  Section 1606. Waiver of Subrogation. Until all Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, subject to the provisions of Article Fifteen hereof, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 1606 is knowingly made in contemplation of such benefits.

                  Section 1607. Execution of Guarantee. To evidence their guarantee to the Holders set forth in this Article Sixteen, the Guarantors hereby agree to execute the Guarantee in substantially

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

                  the form attached hereto as Exhibit A, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Sixteen shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

                  Section 1608. Waiver of Stay, Extension or Usury Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted."

                  (y) The exhibit attached hereto as Exhibit B shall be added to the Original Indenture as Exhibit A thereto.

                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

         Section 401 Confirmation of Original Indenture. The Original Indenture, as heretofore supplemented and amended by the 1993 Officers' Certificate, the 1998 Officers' Certificate, the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture, the 1993 Officers' Certificate, the 1998 Officers' Certificate, the First Supplemental Indenture and this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         Section 402 Concerning the New Trustee. The New Trustee assumes no duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Original Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Original Indenture. The New Trustee makes no representation as to the validity, sufficiency or priority of this Second Supplemental Indenture.

         Section 403 Governing Law. This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

         Section 404 Separability. In case any provision in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Second Supplemental Indenture or the Notes shall not in any way be affected or impaired thereby.

         Section 405 Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

         Section 406 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                DOLE FOOD COMPANY, INC.

                                By: /s/ Lawrence A. Kern
                                    ------------------------------------------
                                    Name:  Lawrence A. Kern
                                    Title: President & Chief Operating Officer

                                WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                as Trustee

                                By: /s/ Frank McDonald
                                    ------------------------------------------
                                    Name:  Frank McDonald
                                    Title: Vice President

                                THE GUARANTORS LISTED ON EXHIBIT C HERETO

                                By: /s/ C. Michael Carter
                                    ------------------------------------------
                                    Name:  C. Michael Carter
                                    Title: Vice President

                                    EXHIBIT A

                                  Exhibit A to
                          Second Supplemental Indenture

                    [FORM OF NOTICE OF REMOVAL OF TRUSTEE AND
                        APPOINTMENT OF SUCCESSOR TRUSTEE]

         NOTICE IS HEREBY GIVEN that the undersigned DOLE FOOD COMPANY, INC. has removed J.P. MORGAN TRUST COMPANY as Trustee under the Indenture, dated as of July 15, 1993, as amended (the "Indenture"), of Dole Food Company, Inc. to Chemical Trust Company of California, as Trustee, such removal having taken effect at the opening of business on March 28, 2003. NOTICE IS ALSO HEREBY GIVEN that the undersigned DOLE FOOD COMPANY, INC., having removed J.P. Morgan Trust Company as Trustee under the Indenture, has appointed WELLS FARGO BANK, NATIONAL ASSOCIATION as successor Trustee under such Indenture, and Wells Fargo Bank, National Association has accepted such appointment, effective as of the opening of business on March 28, 2003.

Dated: March 28, 2003

                                    DOLE FOOD COMPANY, INC.

                                    EXHIBIT B

                                    GUARANTEE

         For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Sixteen of the Indenture, the subordination provisions of Article Fifteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Sixteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Second Supplemental Indenture dated as of March 28, 2003, among Dole Food Company, Inc., a Delaware corporation, as issuer (the "Company"), each of the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Second Supplemental Indenture.

                                    THE GUARANTORS NAMED IN
                                        SCHEDULE A ATTACHED HERETO

                                    By:_______________________________
                                       Name:
                                       Title:

                                    EXHIBIT C

                                   GUARANTORS

Calazo Corporation
AG 1970, Inc.
AG 1971, Inc.
AG 1972, Inc.
Alyssum Corporation
Barclay Hollander Corporation
Bud Antle, Inc.
Calicahomes, Inc.
California Polaris, Inc.
Dole ABPIK, Inc.
Dole Arizona Dried Fruit and Nut Company
Dole Asia, Inc.
Dole Carrot Company
Dole Citrus
Dole DF&N, Inc.
Dole Dried Fruit and Nut Company, a California General Partnership Dole Farming, Inc.
Dole Fresh Vegetables, Inc.
Dole Orland, Inc.
Dole Visage, Inc.
E. T. Wall Company
Earlibest Orange Association, Inc.
Fallbrook Citrus Company, Inc.
Lindero Headquarters Company, Inc.
Lindero Property, Inc.
Oceanview Produce Company
Prairie Vista, Inc.
Royal Packing Co.
Veltman Terminal Co.
Bananera Antillana (Colombia), Inc.
Clovis Citrus Association
Delphinium Corporation
Dole Europe Company
Dole Foods Flight Operations, Inc.
Dole Fresh Flowers, Inc.
Dole Northwest, Inc.
Dole Sunfresh Express, Inc.
Standard Fruit and Steamship Company
Standard Fruit Company
Sun Country Produce, Inc.
West Foods, Inc.
Cool Advantage, Inc.

Cool Care, Inc.
Flowernet Inc.
Saw Grass Transport, Inc.
Blue Anthurium, Inc.
Cerulean, Inc.
Dole Diversified, Inc.
Dole Land Company, Inc.
Dole Packaged Foods Corporation
Intervest, Inc.
La Petite d'Agen, Inc.
MK Development, Inc.
Malaga Company, Inc.
Muscat, Inc.
Oahu Transport Company, Limited
Wahiawa Water Company, Inc.
Waialua Sugar Company, Inc.
Zante Currant, Inc.
Diversified Imports Co.
Dole Assets, Inc.
Dole Fresh Fruit Company
Dole Holdings, Inc.
Dole Logistics Services, Inc.
Dole Ocean Cargo Express, Inc. (DOCE)
Dole Ocean Liner Express, Inc.
Renaissance Capital Corporation
Sun Giant, Inc.
DNW Services Company
Pacific Coast Truck Company
Pan-Alaska Fisheries, Inc.

                                      C-2